UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)+

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of 2014 Stock Incentive Plan

On September 9, 2015, at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), the stockholders of Inventergy Global, Inc (the “Company”) approved an amendment of the Inventergy Global, Inc. 2014 Stock Incentive Plan (“Amendment No. 2 to the 2014 Plan”) to increase the available share reserve by 1,700,000 shares as described in our definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on July 31, 2015 (the “Proxy Statement”). Amendment No. 2 to the 2014 Plan had been previously approved by the Executive Compensation Committee of the Board of Directors of the Company (the “Board of Directors”), subject to stockholder approval.

A summary of Amendment No.2 to the 2014 Plan is set forth in our Proxy Statement. That summary and the foregoing description of the amendment are qualified in their entirety by reference to the final text of Amendment No. 2 to the 2014 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the text of the 2014 Plan, which was filed as Exhibit 10.12 to Form 10-K for the year ended December 31, 2014 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting, the Company’s stockholders approved the five proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company’s Proxy Statement.

1.  Elect one Class I director to the Company’s board of directors (the “Board of Directors”) to serve until the 2018 Annual Meeting or until his successor is elected and qualified;

	Votes		Broker
Name	For	Withheld	Non-Votes
Robert A. Gordon	18,187,502	141,722	10,728,361

2.  Ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,586,458	405,715	65,412	—

3.  Approval of the proposed amendment to Article IV of the Company’s Certificate of Incorporation, as amended, to enable a reverse stock split of the Company’s common stock at a ratio of between one-for-two and one-for-ten with such ratio to be determined at the sole discretion of the Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board of Directors in its sole discretion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,828,264	1,766,833	1,462,488	—

4. Approve the amendment of the Inventergy Global, Inc 2014 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan by 1,700,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,279,277	3,627,029	1,422,918	10,728,361

5.  Approve, on an advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,444,937	303,109	1,581,178	10,728,361

Item 7.01. Regulation FD Disclosure.

Potential Reverse Stock Split

  As has been previously disclosed, in order for the Company to maintain its listing on The Nasdaq Capital Market, the Company’s stock must close at or above $1.00 per share for 10 consecutive trading days prior to December 28, 2015. While the Company’s stockholders have voted to approve a reverse stock split, as described above, the Company is striving to execute its business strategy in such a way so as to achieve the $1.00 minimum bid mark without effectuating a reverse stock split. The Company’s board of directors will be evaluating the Company’s circumstances during the coming months and will effect a reverse split later this year if necessary to maintain its listing.

Presentation

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the form of presentation that the Company’s Chairman and Chief Executive Officer used during his September 9, 2015 presentation at the Rodman & Renshaw 17th Annual Global Investment Conference in New York City.

The Company claims the protection of the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of management of the Company regarding, among other things, the business of the Company, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors and risks, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; requirements or changes adversely affecting the business in which the Company is engaged; management of rapid growth; intensity of competition; the Company’s ability to raise necessary funds; as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Exhibit Description

10.1	Adopted Version of Amendment No. 2 to the 2014 Stock Incentive Plan.

99.1	Corporate Presentation, dated September 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2015

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer